Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Allergan plc of our report dated February 18, 2015 relating to the financial statements and financial statement schedule, which appears in Warner Chilcott Limited’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

October 1, 2015